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                                                                    EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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Contacts:
Orchid BioSciences, Inc.
(609) 750-2200
Donald R. Marvin
Chief Financial Officer and Chief Operating Officer
Barbara L. Lindheim
Vice President, Strategic Communications


                     ORCHID ADOPTS STOCKHOLDER RIGHTS PLAN

PRINCETON, N.J., MAY 22, 2001 - Orchid BioSciences, Inc. (Nasdaq: ORCH) today announced that its Board of Directors has adopted a Stockholder Rights Plan that is designed to strengthen the ability of the Board of Directors to protect Orchid's stockholders. The Rights Plan was not adopted in response to any known offer or takeover attempt.

Under the Rights Plan, stockholders will receive one right to purchase a fractional share of a new series of Orchid preferred stock for each share of Orchid Common Stock held of record at the close of business on May 31, 2001. The rights will be issued as a non-taxable dividend and will expire 10 years from the date of the adoption of the Rights Plan, unless earlier redeemed or exchanged. The rights will be exercisable only if a person or group acquires 15 percent or more of Orchid's Common Stock. If a person or group acquires 15 percent or more of Orchid's Common Stock, then all rights holders except the acquirer will be entitled to acquire Orchid Common Stock at a significant discount. The effect will be to discourage acquisitions of 15 percent or more of Orchid's Common Stock without negotiation with the Board.

A copy of the Rights Plan will be filed with the Securities and Exchange Commission, and details of the Rights Plan will be outlined in a summary that will be mailed to all Orchid stockholders.

The Rights Plan is designed to protect Orchid stockholders against abusive or coercive takeover tactics and to enable all Orchid stockholders to realize the full and fair value of their investment in the event that an unsolicited attempt is made to acquire Orchid. The adoption of the Rights Plan is not intended to prevent an offer that the Board concludes is in the best interests of Orchid and its stockholders.

Orchid BioSciences, Inc. is a leading provider of products, services and technologies for SNP scoring and genetic diversity analyses. Orchid has developed SNP-IT(TM), its proprietary SNP analysis technology and markets SNPstream instruments and SNPware(TM) consumables that rapidly generate highly accurate, cost effective SNP information. SNP-IT is usable in environments ranging from small-scale laboratories to large commercial facilities. Its versatility also has enabled Orchid to partner with industry leaders to make SNP-IT-enabled products available on a wide variety of instrument platforms. Orchid provides high throughput SNP scoring services to pharmaceutical, biotechnology and academic customers through its MegaSNPatron(TM) facilities, and DNA testing through its GeneScreen and Cellmark facilities that conduct
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paternity and forensics testing, as well as clinical quality genotyping. Orchid also provides content-rich SNP databases and SNP panels to its customers and collaborators. Through its Pharmaceutical Value Creation(TM) business, Orchid also seeks to identify proprietary medical applications of SNPs. More information on Orchid can be found at its web site www.orchid.com
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All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding its All statements in this press release that are not historical are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act as amended, including statements regarding its desire to identify proprietary medical applications of SNPs. Such statements are based on management's current expectations and are implied by forward-looking statements. These risks and other additional factors affecting the Company's business are discussed in the Company's Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on April 2, 2001. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

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